EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2020 SECOND QUARTER RESULTS
Company Delivers Strong Q2 Results, Expects Robust Growth in Q3
Acquires Advantest's Probe Card Assets, Expanding Leadership in the Advanced Probe Card Market

LIVERMORE, Calif. — July 30, 2020 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2020 ended June 27, 2020. Quarterly revenues were $157.8 million, compared to $160.8 million in the first quarter of fiscal 2020 and within the updated revenue estimate announced on July 1, an increase of 14.4% from $138.0 million in the second quarter of fiscal 2019.

•Second quarter results were in line with those achieved in the first quarter despite COVID-19-related production restrictions
•For the third consecutive quarter delivered results at or above target financial model
•In response to continued strong demand, expanding probe card manufacturing capacity at Livermore campus

“Our second quarter results are a testament to the dedication, resilience, and commitment of our worldwide team, and I’d like to recognize and thank our two-thousand-plus employees for their contributions to this impressive performance,” said Mike Slessor, CEO of FormFactor, Inc.

The Company also announced today that it completed the acquisition of the probe card assets of Advantest Corporation. This acquisition brings important enabling technologies and capabilities for designing and manufacturing advanced memory probe cards, and adds a complementary 3D-NAND Flash probe-card product that is qualified and in production at one of the world’s leading NAND Flash manufacturers.

“We are excited to welcome to FormFactor the probe card team from Advantest and look forward to the contributions their expertise, technologies, and products will further add to our probe-card market leadership,” said Dr. Mike Slessor, CEO of FormFactor.

Second Quarter Highlights

On a GAAP basis, net income for the second quarter of fiscal 2020 was $20.5 million, or $0.26 per fully-diluted share, compared to net income for the first quarter of fiscal 2020 of $15.9 million, or $0.20 per fully-diluted share, and net income for the second quarter of fiscal 2019 of $6.9 million, or $0.09 per fully-diluted share. Gross margin for the second quarter of 2020 was 41.9%, compared with 41.9% in the first quarter of 2020, and 40.1% in the second quarter of 2019.

On a non-GAAP basis, net income for the second quarter of fiscal 2020 was $25.8 million, or $0.33 per fully-diluted share, compared to net income for the first quarter of fiscal 2020 of $26.1 million, or $0.33 per fully-diluted share, and net income for the second quarter of fiscal 2019 of $16.1 million, or $0.21 per fully-diluted share. On a non-GAAP basis, gross margin for the second quarter of 2020 was 45.8%, compared with 46.1% in the first quarter of 2020, and 44.3% in the second quarter of 2019.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the second quarter of fiscal 2020 was $18.6 million, compared to free cash flow for the first quarter of fiscal 2020 of $27.6 million, and free cash flow for the second quarter of 2019 of $29.8 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “In addition to continued demand from major Foundry & Logic customers, we anticipate strengthening in DRAM, as key customers begin to ramp new server and mobile designs on the one-Y and one-Z nanometer nodes.”
For the third quarter ending September 26, 2020, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$170 million to $182 million	—	$170 million to $182 million
Gross Margin	39% to 42%	$8 million	44% to 47%
Net income per diluted share	$0.15 to $0.23	$0.15	$0.30 to $0.38
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, acquisition related expenses and amortization of intangibles.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through August 6, 7:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 5971788. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and six months ended June 27, 2020 and for outlook provided before, as well as for the comparable periods of fiscal 2019, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s realization of benefits from acquisitions and investments in capacity; changes macro-economic environments; events affecting global and regional economic conditions and stability such as Brexit, infectious diseases and pandemics (such as the current COVID-19 pandemic), military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We are operating in an environment with especially substantial uncertainties arising from the COVID-19 pandemic, including with respect to its current and future impact on our operations, workforce, manufacturing capacity, customer demand, supply chain, macroeconomic environment and other important aspects of our business. In addition, there are increasingly restrictive export regulations being adopted in the U.S., including recently published amendments to export regulations that may substantially restrict or condition our sales in China with considerable uncertainty regarding the ultimate interpretation and implementation of these rules. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenues	$157,824	$138,018	$318,577	$270,231
Cost of revenues	91,657	82,666	185,020	162,358
Gross profit	66,167	55,352	133,557	107,873
Operating expenses:
Research and development	20,919	20,074	42,186	39,797
Selling, general and administrative	22,755	26,283	50,448	51,467
Total operating expenses	43,674	46,357	92,634	91,264
Operating income	22,493	8,995	40,923	16,609
Interest income	376	684	1,061	1,264
Interest expense	(171)	(522)	(489)	(1,117)
Other income (expense), net	(67)	81	(158)	(3)
Income before income taxes	22,631	9,238	41,337	16,753
Provision for income taxes	2,162	2,290	4,978	4,322
Net income	$20,469	$6,948	$36,359	$12,431
Net income per share:
Basic	$0.27	$0.09	$0.48	$0.17
Diluted	$0.26	$0.09	$0.46	$0.16
Weighted-average number of shares used in per share calculations:
Basic	76,275	74,478	76,140	74,483
Diluted	78,861	76,189	78,710	76,061

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2020	June 29, 2019	March 28, 2020	June 27, 2020	June 29, 2019
GAAP Gross Profit	$66,167	$55,352	$67,390	$133,557	$107,873
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	5,174	4,711	5,750	10,924	9,430
Stock-based compensation	901	964	937	1,838	1,914
Restructuring charges	—	138	—	—	258
Non-GAAP Gross Profit	$72,242	$61,165	$74,077	$146,319	$119,475

GAAP Gross Margin	41.9%	40.1%	41.9%	41.9%	39.9%
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	3.3%	3.4%	3.6%	3.4%	3.5%
Stock-based compensation	0.6%	0.7%	0.6%	0.6%	0.7%
Restructuring charges	—%	0.1%	—%	—%	0.1%
Non-GAAP Gross Margin	45.8%	44.3%	46.1%	45.9%	44.2%

GAAP operating expenses	$43,674	$46,357	$48,960	$92,634	$91,264
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	(1,528)	(2,368)	(1,513)	(3,041)	(4,739)
Stock-based compensation	(4,741)	(4,325)	(4,686)	(9,427)	(8,670)
Restructuring charges	—	(88)	—	—	(177)
Gain on contingent consideration	3,700	—	—	3,700	—
Acquisition related expenses	—	—	(35)	(35)	—
Non-GAAP operating expenses	$41,105	$39,576	$42,726	$83,831	$77,678

GAAP operating income	$22,493	$8,995	$18,430	$40,923	$16,609
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	6,702	7,079	7,263	13,965	14,169
Stock-based compensation	5,642	5,289	5,623	11,265	10,584
Restructuring charges	—	226	—	—	435
Gain on contingent consideration	(3,700)	—	—	(3,700)	—
Acquisition related expenses	—	—	35	35	—
Non-GAAP operating income	$31,137	$21,589	$31,351	$62,488	$41,797

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2020	June 29, 2019	March 28, 2020	June 27, 2020	June 29, 2019
GAAP net income	$20,469	$6,948	$15,890	$36,359	$12,431
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	6,702	7,079	7,263	13,965	14,169
Stock-based compensation	5,642	5,289	5,623	11,265	10,584
Restructuring charges	—	226	—	—	435
Gain on contingent consideration	(3,700)	—	—	(3,700)	—
Acquisition related expenses	—	—	35	35	—
Income tax effect of non-GAAP adjustments	(3,265)	(3,443)	(2,759)	(6,024)	(6,325)
Non-GAAP net income	$25,848	$16,099	$26,052	$51,900	$31,294

Non-GAAP net income per share:
Basic	$0.34	$0.22	$0.34	$0.68	$0.42
Diluted	$0.33	$0.21	$0.33	$0.66	$0.41

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net income	$36,359	$12,431
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,240	8,289
Amortization	13,717	14,169
Stock-based compensation expense	11,265	10,584
Provision for excess and obsolete inventories	6,407	5,304
Gain on contingent consideration	(3,700)	—
Other activity impacting operating cash flows	9,159	4,599
Net cash provided by operating activities	82,447	55,376
Cash flows from investing activities:
Acquisition of property, plant and equipment	(36,743)	(11,460)
Proceeds (purchases) of marketable securities, net	15,684	(1,066)
Other activity impacting investing cash flows	82	56
Net cash used in investing activities	(20,977)	(12,470)
Cash flows from financing activities:
Proceeds from issuances of common stock	4,935	3,870
Proceeds from term loan debt	18,000	—
Payment of term loan debt issuance costs	(78)	—
Tax withholdings related to net share settlements of equity awards	(3,800)	(2,157)
Principal repayments on term loans	(26,322)	(18,750)
Net cash used in financing activities	(7,265)	(17,037)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	583	279
Net increase in cash, cash equivalents and restricted cash	54,788	26,148
Cash, cash equivalents and restricted cash, beginning of period	147,937	100,546
Cash, cash equivalents and restricted cash, end of period	$202,725	$126,694

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2020	June 29, 2019	March 28, 2020	June 27, 2020	June 29, 2019
Net cash provided by operating activities	$43,108	$34,738	$39,339	$82,447	$55,376
Adjustments:
Cash paid for interest	182	476	291	473	778
Acquisition related payments in working capital	—	—	35	35	—
Capital expenditures	(24,693)	(5,432)	(12,050)	(36,743)	(11,460)
Free cash flow	$18,597	$29,782	$27,615	$46,212	$44,694

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 27, 2020	December 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$199,926	$144,545
Marketable securities	61,177	76,327
Accounts receivable, net of allowance for doubtful accounts of $226 and $222	86,616	97,868
Inventories, net	87,813	83,258
Restricted cash	1,424	1,981
Prepaid expenses and other current assets	18,458	15,064
Total current assets	455,414	419,043
Restricted cash	1,375	1,411
Operating lease, right-of-use-assets	29,027	31,420
Property, plant and equipment, net of accumulated depreciation	83,662	58,747
Goodwill	200,293	199,196
Intangibles, net	43,785	57,610
Deferred tax assets	69,712	71,252
Other assets	966	1,203
Total assets	$884,234	$839,882

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,334	$40,914
Accrued liabilities	37,620	36,439
Current portion of term loans, net of unamortized issuance costs	21,325	42,846
Deferred revenue	13,789	9,810
Operating lease liabilities	6,168	6,551
Total current liabilities	123,236	136,560
Term loans, less current portion, net of unamortized issuance costs	28,725	15,639
Deferred tax liabilities	6,343	6,986
Long-term operating lease liabilities	26,816	29,088
Other liabilities	8,392	10,612
Total liabilities	193,512	198,885

Stockholders’ equity:
Common stock, $0.001 par value:
250,000,000 shares authorized; 76,501,459 and 75,764,990 shares issued and outstanding	77	76
Additional paid-in capital	898,069	885,821
Accumulated other comprehensive loss	458	(659)
Accumulated deficit	(207,882)	(244,241)
Total stockholders’ equity	690,722	640,997
Total liabilities and stockholders’ equity	$884,234	$839,882

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F